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                                                                  EXHIBIT 4.4(O)
                              FOURTEENTH AMENDMENT
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDMENT dated as of July 12, 1996 is entered into by and among Boston Chicken, Inc., a Delaware corporation (the "Borrower"), the lenders who are party to the Credit Agreement referred to below (the "Lenders") and Bank of America Illinois, an Illinois banking corporation (as successor to Continental
Bank), as Agent for the Lenders (herein, in such capacity, the "Agent").

                              W I T N E S S E T H:

      WHEREAS, the Borrower, the Lenders and the Agent are parties to a certain Amended and Restated Credit Agreement dated as of May 18, 1994 (herein, as heretofore amended, called the "Credit Agreement");

      WHEREAS, the Borrower wishes to increase the maximum amount of Debt permitted to be outstanding under the GE Equipment Master Lease from $100,000,000 to $120,000,000; and

      WHEREAS, subject to the terms and conditions set forth herein the Agent and the Lenders are willing to amend certain provisions of the Credit Agreement in order to permit such an increase.

      NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Borrower, the Agent and the Lenders hereby agree as follows:

      SECTION 1.  AMENDMENTS.

      Upon receipt of the documents to be delivered by the Borrower pursuant to
Section 2 below, and in reliance on the Borrower's warranties set forth in
Section 3 below, as of the date hereof the Credit Agreement shall be hereby amended as follows:

      (a) Clause (11) of Section 6.1 to the Credit Agreement is amended to read in its entirety as follows:

            "(11) Liens arising pursuant to (a) the Equipment Master Leases and the documents from time to time delivered in connection therewith, provided that at no time shall such Liens securing Financial Lease Debt arising from (i) the BA Equipment Master Lease exceed in principal amount Seventy-Five Million ($75,000,000)





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      or (ii) the GE Equipment Master Lease exceed in principal amount One
      Hundred Twenty Million ($120,000,000) and (b) the Reimbursement Agreement and the documents from time to time delivered in connection therewith; and"

      (b) Section 7.6 of the Credit Agreement is amended to read in its entirety as follows:

            "SECTION 7.6.     Senior Debt.  Maintain at all times the sum of
      (1) the aggregate principal amount of Revolving Loans plus (2) the aggregate amount of all Financial Lease Debt of not greater than $275,000,000."

      SECTION 2.  CERTAIN DOCUMENTS.

      Concurrently herewith the Borrower has delivered the following to the Agent, each duly executed and appropriately dated and in form and substance satisfactory to the Agent:

            (a) Certificate of the Borrower. A certificate of the Secretary or Assistant Secretary of the Borrower certifying a copy of all equipment schedules concurrently herewith added to the GE Equipment Master Lease evidencing any increase in the Debt thereunder;

            (b) Schedules. Copies of all updated schedules to the Credit Agreement, as necessary; and

            (c) Miscellaneous. Such other approvals, opinions or documents as the Agent may reasonably request.

      SECTION 3.  WARRANTIES.

      To induce the Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent and the Lenders as of the date hereof that:

            (a) The representations and warranties contained in Article IV of the Credit Agreement are true and correct as of the date hereof; and

            (b) No Default or Event of Default has occurred and is continuing.

      SECTION 4.  GENERAL.

      (a) Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.





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      (b)   As hereby modified, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

      (c) This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lenders and the Agent and respective successors and assigns of the Lenders and the Agent.

      (d) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.





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      Delivered at Chicago, Illinois, as of the date and year first above written.

                                        BOSTON CHICKEN, INC.


                                        By:  /s/ Bernadette M. Dennehy
                                           -------------------------------------
                                        Title:  Vice President
                                              ----------------------------------


                                        BANK OF AMERICA ILLINOIS, in its
                                        individual corporate capacity and as
                                        agent


                                        By:  /s/ David A. Johanson
                                           -------------------------------------
                                        Title:  Vice President
                                              ----------------------------------

                                        By:  /s/ Marcia Clausen
                                           -------------------------------------
                                        Title:  Vice President
                                              ----------------------------------

                                        LASALLE NATIONAL BANK


                                        By:  /s/ Authorized Signatory
                                           -------------------------------------
                                        Title:  Senior Vice President
                                              ----------------------------------


                                        HARRIS TRUST AND SAVINGS BANK


                                        By:  /s/ Authorized Signatory
                                           -------------------------------------
                                        Title:  Vice President
                                              ----------------------------------

                                        SEATTLE-FIRST NATIONAL BANK


                                        By:  /s/ Michael J. Collum
                                           -------------------------------------
                                        Title:  Vice President
                                              ----------------------------------




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